SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made effective as of the 17th day of August, 2007

AMONG:

UPSTREAM BIOSCIENCES INC., with an office at Suite 100, 570 West 7th Avenue, Vancouver, British Columbia V5Z 4S6

(“Upstream”)

AND:

PACIFIC PHARMA TECHNOLOGIES INC., with an office at Suite 15, Reagent Medical Building, 2190 West Broadway, Vancouver, BC, V6K 4W3

(“Pacific Pharma”)

AND:

THE UNDERSIGNED SHAREHOLDERS OF PACIFIC PHARMA AS LISTED ON SCHEDULE 1 ATTACHED HERETO

(the “Selling Shareholders”)

WHEREAS:

A.                         The Selling Shareholders are the registered and beneficial owners of all the issued and outstanding common shares in the capital of Pacific Pharma;

B.                          Upstream has agreed to pay cash and issue common shares in the capital of Upstream on the Closing Date, as defined herein, to the Selling Shareholders as consideration for the purchase, by Upstream, of all of the issued and outstanding common shares of Pacific Pharma held by the Selling Shareholders; and

C.                          Upon the terms and subject to the conditions set forth in this Agreement, the Selling Shareholders have agreed to sell all of the issued and outstanding common shares of Pacific Pharma held by the Selling Shareholders to Upstream.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

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1.	DEFINITIONS

1.1          Definitions. The following terms have the following meanings, unless the context indicates otherwise:

(a)	“Agreement” shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;
(b)	“Cancer Milestone” shall mean the achievement of a Test Score of less than or equal to 25 micromolars of any compound tested for cancer;
(c)	“Class B Shares” shall mean the 2,000,000 Class B common shares in the capital of Pacific Pharma beneficially owned by Morrison;
(d)

“Closing” shall mean the completion of the Transaction, in accordance with Section 8 hereof, at which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

(e)

“Closing Date” shall mean August 22, 2007 or such other date as may be mutually agreed upon by the parties hereto in writing and in accordance with Section 13.7 following the satisfaction or waiver by Upstream and Pacific Pharma of the conditions precedent set out in Sections 6.1 and 6.2 respectively;

(f)	“Closing Documents” shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;
(g)

“Contingent Payment” shall mean the payment by Upstream to Morrison upon the achievement of any of the Milestones, payable in cash or Contingent Shares at the sole election of Upstream in accordance with Section 11.2 hereof, in consideration for the transfer of the Class B Shares from Morrison to Upstream;

(h)

“Contingent Shares” shall mean the common shares of Upstream, the first 112,500 shares of which consist of the Performance Escrow Shares, that are issuable or transferable, as applicable, by Upstream to Morrison upon the achievement of any of the Milestones;

(i)

“Contingent Testing Period” shall mean the period of time from the Closing Date to the fourth (4th) anniversary of the date Upstream delivers written confirmation to Selling Shareholders that Upstream has spent at least $150,000 on testing the PPT Technology on malaria, cryptosporidium and cancer in accordance with Schedule 10.

(j)	“Cryptosporidium Milestone” shall mean the achievement of a Test Score of less than or equal to 25 micromolars of any compound tested for cryptosporidium;
(k)	“Derivatives and Analogs” shall have the meaning described in Schedule 16 ;

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(l)

“Escrow Agent” shall mean Clark Wilson LLP of Vancouver, British Columbia, Canada, who shall hold the Escrowed Shares and the Performance Escrow Shares in escrow in accordance with the terms of the Escrow Agreement and the Performance Escrow Agreement, as applicable;

(m)

“Escrow Agreement” shall mean the escrow agreement, to be entered into among the Escrow Agent, Upstream and the Selling Shareholders, attached hereto as Schedule 9, whereby the Escrow Agent shall hold the Escrowed Shares in escrow following the Closing Date;

(n)

“Escrowed Shares” shall mean the Upstream Shares issuable by Upstream to each of the Selling Shareholders on Closing that will be transferred to the Escrow Agent and held in escrow in accordance with the terms of the Escrow Agreement;

(o)	“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended;
(p)	“GAAP” shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods;
(q)	“Inventor” shall mean Dr. Art Cherkasov, the undersigned shareholder and the inventor of the PPT Technology;
(r)

“Liabilities” means any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured;

(s)	“Malaria Milestone” shall mean the achievement of a Test Score of less than or equal to 25 micromolars of any compound tested for malaria;
(t)

“Market Value” shall mean the weighted average closing price of the common shares of Upstream on each date of issuance multiplied by the number of such shares issued by Upstream to the applicable Selling Shareholder;

(u)	“Milestones” shall collectively mean the Malaria Milestone, the Cryptosporidium Milestone and the Cancer Milestone;
(v)	“Morrison” shall mean Gary Morrison, the undersigned shareholder and President of Pacific Pharma;
(w)	“Morrison Upstream Shares” shall mean all of the common shares in the capital of Upstream that are issuable by Upstream pursuant to the terms of this Agreement;
(x)	“Optimization” shall have the meaning described in Schedule 16;

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(y)

“Pacific Pharma Debts” shall mean certain debts of Pacific Pharma, consisting of the $3,000 account payable to UBC, the $3,127 account payable to Horizon Chartered Accountants, the accounts payable to Fasken Martineau DuMoulin LLP and the $10,000 shareholder loan payable to Morrison;

(z)

“Pacific Pharma Shares” shall mean the 100,000 Class A common shares and the Class B Shares of Pacific Pharma held by the Selling Shareholders, being all of the issued and outstanding common shares of Pacific Pharma beneficially held, either directly or indirectly, by the Selling Shareholders;

(aa)

“Performance Escrow Agreement” shall mean the escrow agreement, to be entered into among the Escrow Agent, Upstream and the Selling Shareholders, attached hereto as Schedule 17, whereby the Escrow Agent shall hold the Performance Escrow Shares in escrow following the Closing Date;

(bb)

“Performance Escrow Shares” shall mean the 112,500 common shares in the capital of Upstream issuable by Upstream to Morrison on Closing that will be transferred to the Escrow Agent and held in escrow in accordance with the terms of the Performance Escrow Agreement;

(cc)	“PPT Technology” shall have the meaning described in Schedule 16;
(dd)

“QSAR” shall mean the computation of quantitative structure-activity relationship processes, as defined and described in “3D QSAR in Drug Design, Volume 1: Theory Methods and Applications (Three-Dimensional Quantitative Structure Activity Relationships)” (Ed. by Kubinyi et. al., 1999, Springer-Verlag New York Inc.);

(ee)	“SEC” shall mean the Securities and Exchange Commission;
(ff)	“Securities Act” shall mean the United States Securities Act of 1933, as amended;
(gg)

“Taxes” shall include international, federal, state, provincial and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments;

(hh)

“Test Score” shall mean the test score for each compound tested to determine whether any of the Milestones have been achieved, as determined in accordance with the procedures set out in Section 12.2 and Schedules 13, 14 and 15, respectively;

(ii)	“Total Consideration” shall mean the sum of (i) the Market Value of any shares of common stock in the capital of Upstream received, as applicable, and (ii) all

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cash earned, as applicable, by a Selling Shareholder as contemplated by this Agreement and the agreements contemplated hereunder;

(jj)

“Transaction” shall mean the purchase of the Pacific Pharma Shares by Upstream from the Selling Shareholders in consideration for the issuance of the Upstream Shares and the issuance of the Contingent Shares upon the achievement of any of the Milestones;

(kk)	“UBC” shall mean the University of British Columbia, a corporation continued under the University Act (British Columbia); and
(ll)	“Upstream Shares” shall mean the 520,000 fully paid and non-assessable common shares of Upstream, to be issued to the Selling Shareholders by Upstream on the Closing Date.
1.2	Schedules. The following schedules are attached to and form part of this Agreement:

Schedule 1	–	Selling Shareholders
Schedule 2	–	Certificate of Non-U.S. Shareholder
Schedule 3	–	Directors and Officers of Pacific Pharma
Schedule 4	–	Directors and Officers of Upstream
Schedule 5	–	Liabilities, Charges, Pacific Pharma Leases, Subleases, Claims, Capital Expenditures, Taxes and Other Property Interests
Schedule 6	–	Pacific Pharma Intellectual Property
Schedule 7	–	Pacific Pharma Material Contracts
Schedule 8	–	Pacific Pharma Consulting Agreements and Arrangements
Schedule 9	–	Escrow Agreement
Schedule 10	–	Post-Closing Covenants of Upstream
Schedule 11	–	Non-Competition Agreement (Dr. Artem Cherkasov)
Schedule 12	–	Non-Competition Agreement (Gary Morrison)
Schedule 13	-	Preliminary Malaria Testing Protocol
Schedule 14	-	Preliminary Cryptosporidium Testing Protocol
Schedule 15	-	Preliminary Anti-Cancer Testing Protocol
Schedule 16	-	Definition of PPT Technology, Optimization and Derivatives and Analogs.
Schedule 17	-	Performance Escrow Agreement
Schedule 18	-	Inventor’s Consulting Agreement
Schedule 19	-	Compounds Satisfying THP-1 Test at UBC

1.3          Currency. All references to currency referred to in this Agreement are in Canadian dollars, unless expressly stated otherwise.

2.	THE OFFER, PURCHASE AND SALE OF SHARES

2.1          Offer, Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, the Selling Shareholders hereby covenant and agree to sell, assign and transfer to

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Upstream, and Upstream hereby covenants and agrees to purchase from the Selling Shareholders all of the Pacific Pharma Shares.

2.2          Consideration. As consideration for the sale of the Pacific Pharma Shares by the Selling Shareholders to Upstream, Upstream shall:

(a)	allot and issue the Upstream Shares to the Selling Shareholders in the amount set out opposite each Selling Shareholder’s name in Schedule 1; and
(b)	pay the Contingent Payment to Morrison upon the achievement of any of the Milestones.

Notwithstanding the registration rights that are granted to the Selling Shareholders as set out in Section 7.1 hereof, the Selling Shareholders acknowledge and agree that the Upstream Shares are being issued pursuant to an exemption from the prospectus and registration requirements of the Securities Act. As required by applicable securities law, the Selling Shareholders agree to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation. All certificates representing the Upstream Shares issued on Closing will be endorsed with the following legend pursuant to the Securities Act in order to reflect the fact that the Upstream Shares will be issued to the Selling Shareholders pursuant to an exemption from the registration requirements of the Securities Act:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

2.3          Share Exchange Procedure. Each Selling Shareholder may exchange his, her or its certificate representing the Pacific Pharma Shares by delivering such certificate to Upstream duly executed and endorsed in blank (or accompanied by duly executed stock powers duly endorsed

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in blank), together with a Certificate of Non-U.S. Shareholder (the “Certificate”), a copy of which is set out in Schedule 2.

2.4          Closing Date. The Closing will take place, subject to the terms and conditions of this Agreement, on the Closing Date.

2.5          Restricted Shares. The Selling Shareholders acknowledge that the Upstream Shares and the Contingent Shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws.

2.6          Exemptions. The Selling Shareholders acknowledge that Upstream has advised the Selling Shareholders that Upstream is relying upon an exemption from the prospectus and registration requirements of the Securities Act (British Columbia) (the “BC Securities Act”) to issue the Upstream Shares and the Contingent Shares to the Selling Shareholders and, as a consequence, certain protections, rights and remedies provided by the BC Securities Act, including statutory rights of rescission or damages, will not be available to the Selling Shareholders.

2.7          Canadian Resale Restrictions. The Selling Shareholders acknowledge that Upstream is not a reporting issuer in any province or territory of Canada and accordingly, any applicable hold periods under the BC Securities Act or any other Canadian jurisdiction may never expire, and the Upstream Shares and the Contingent Shares may be subject to resale restrictions for an indefinite period of time. Additionally, the Selling Shareholders acknowledge that resale of any of the Upstream Shares and the Contingent Shares by the Selling Shareholders resident in Canada is restricted except pursuant to an exemption from applicable securities legislation.

3.	SHARES SUBJECT TO ESCROW
3.1	At Closing, the Selling Shareholders will place:
(a)	all of the Escrowed Shares into escrow with the Escrow Agent to hold in accordance with the terms of the Escrow Agreement, and
(b)	all of the Performance Escrow Shares into escrow with the Escrow Agent to hold in accordance with the terms of the Performance Escrow Agreement.
4.	REPRESENTATIONS AND WARRANTIES OF PACIFIC PHARMA

Pacific Pharma and the Selling Shareholders represent and warrant to Upstream, and acknowledge that Upstream is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Upstream, as follows:

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4.1          Organization and Good Standing. Pacific Pharma is a corporation duly organized, validly existing and in good standing under the laws of British Columbia and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Pacific Pharma is duly qualified to do business and is in good standing as a corporation in British Columbia to own property, lease property, do business, or where the failure to be so qualified would have a material adverse effect on the business of Pacific Pharma taken as a whole. Pacific Pharma does not own property, lease property or carry on business outside the Province of British Columbia.

4.2          Authority. Pacific Pharma has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Pacific Pharma Documents”) to be signed by Pacific Pharma and to perform its obligations hereunder and to consummate the transactions contemplated hereby. No shareholder proceedings on the part of Pacific Pharma is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other Pacific Pharma Documents when executed and delivered by Pacific Pharma as contemplated by this Agreement will be, duly executed and delivered by Pacific Pharma and this Agreement is, and the other Pacific Pharma Documents when executed and delivered by Pacific Pharma as contemplated hereby will be, valid and binding obligations of Pacific Pharma enforceable in accordance with their respective terms except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;
(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and
(c)	as limited by public policy.

4.3          Capitalization of Pacific Pharma. The entire authorized capital stock and other equity securities of Pacific Pharma consists of an unlimited number of Class A common shares and an unlimited number of Class B common shares (the Class A common shares and the Class B common shares collectively referred to as the “Pacific Pharma Common Stock”). There are 100,000 Class A common shares and 2,000,000 Class B common shares issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Pacific Pharma Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with the laws of British Columbia and its Notice of Articles and Articles. There are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating Pacific Pharma to issue any additional common shares of Pacific Pharma Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Pacific Pharma any common shares of Pacific Pharma Common Stock. There are no agreements purporting to restrict the transfer of the Pacific Pharma Common Stock, no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of the Pacific Pharma Common Stock.

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4.4          Shareholders of Pacific Pharma Common Stock. Schedule 1 contains a true and complete list of the holders of all issued and outstanding shares of the Pacific Pharma Common Stock including each holder’s name, address and number of Pacific Pharma Shares held.

4.5          Directors and Officers of Pacific Pharma. The duly elected or appointed directors and the duly appointed officers of Pacific Pharma are as set out in Schedule 3.

4.6          Corporate Records of Pacific Pharma. The corporate records of Pacific Pharma, as required to be maintained by it pursuant to the laws of British Columbia, are accurate, complete and current in all material respects, and the minute book of Pacific Pharma is, in all material respects, correct and contains all records required by the laws of British Columbia, as applicable, in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Pacific Pharma.

4.7          No Subsidiaries. Pacific Pharma does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

4.8          Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Pacific Pharma under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Pacific Pharma, or any of its material property or assets;

(b)	violate any provision of the Notice of Articles and Articles of Pacific Pharma; or
(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Pacific Pharma or any of its material property or assets.

4.9          Actions and Proceedings. There is no reasonable or likely basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Pacific Pharma or which involves any of the business, or the properties or assets of Pacific Pharma that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of Pacific Pharma taken as a whole (a “Pacific Pharma Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Pacific Pharma Material Adverse Effect.

4.10	Compliance.

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(a)

To the best knowledge of Pacific Pharma, Pacific Pharma is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Pacific Pharma;

(b)

To the best knowledge of Pacific Pharma, Pacific Pharma is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Pacific Pharma Material Adverse Effect;

(c)

Pacific Pharma has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Pacific Pharma, threatened, and none of them will be adversely affected by the consummation of the Transaction; and

(d)

Pacific Pharma has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Pacific Pharma has not received any notice of any violation thereof, nor is Pacific Pharma aware of any valid basis therefore.

4.11       Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Pacific Pharma of the Transaction contemplated by this Agreement or to enable Upstream to continue to conduct Pacific Pharma’s business after the Closing Date in a manner which is consistent with that in which the business is presently conducted, other than (i) restrictions on the Inventor by way of his current employment contract with UBC, and (ii) restrictions in the various agreements entered by Pacific Pharma and listed in Schedule 7.

4.12       Financial Representations. The books, records, and accounts of Pacific Pharma accurately and fairly reflect, in reasonable detail, the assets and Liabilities of Pacific Pharma. Pacific Pharma has not engaged in any transaction, maintained any bank account, or used any funds of Pacific Pharma, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Pacific Pharma.

4.13       Absence of Undisclosed Liabilities. Except as disclosed in Schedule 5, Pacific Pharma does not have any Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that individually exceed $5,000, which:

(a)	have not heretofore been paid or discharged;

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(b)	did not arise in the regular and ordinary course of business under any written agreement, contract, commitment, lease or plan except as specifically disclosed in Schedule 5; or
(c)	have not been incurred, in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business.
4.14	Tax Matters.
(a)

As of the date hereof, Pacific Pharma has not been required to file any tax return in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to Pacific Pharma;

(b)	No Taxes of Pacific Pharma have become or are due with respect to any period ended on or prior to the date hereof;
(c)

Pacific Pharma is not presently under and has not received notice of, any contemplated investigation or audit by the Canada Revenue Agency or the Internal Revenue Service or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof; and

(d)

As Pacific Pharma does not operate with any employees, no Taxes are or were required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes.

4.15       Absence of Changes. Since the date of incorporation of Pacific Pharma, and except as set out in Schedule 5 or elsewhere in this Agreement, Pacific Pharma has not:

(a)

incurred any Liabilities or discharged or satisfied any lien or encumbrance, or paid any Liabilities, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties except for ordinary course business transactions consistent with past practice;
(c)

created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Pacific Pharma to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)

made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or

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waived any rights of substantial value, other than in the ordinary course of business;

(e)

declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;
(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);
(h)

received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)

made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000, except such as may be involved in ordinary repair, maintenance or replacement of its assets;

(j)

other than in the ordinary course of business, increase the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(k)	entered into any transaction other than in the ordinary course of business consistent with past practice; or
(l)	agreed, whether in writing or orally, to do any of the foregoing.

4.16       Personal Property. Pacific Pharma has no assets whatsoever other than the Intellectual Property Assets.

4.17	Intellectual Property
(a)	Intellectual Property Assets. The intellectual property assets of Pacific Pharma (the “Intellectual Property Assets”) consist of the following:
(i)	the URL domain name www.pacificpharmatech.com;
(ii)	its patents, patent applications, and inventions, methods, processes and discoveries that may be patentable (collectively, the “Patents”); and

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(iii)

its know-how, trade secrets, confidential information, technical information, data, process technology, plans and drawings, owned, used, or licensed by Pacific Pharma as licensee or licensor (collectively, the “Confidential Information”).

(b)

Agreements. Schedule 6 contains a complete and accurate list and summary description, including any royalties paid or received by Pacific Pharma, of all contracts and agreements relating to the Intellectual Property Assets to which Pacific Pharma is a party or by which Pacific Pharma is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $500 under which Pacific Pharma is the licensee. To the best knowledge of Pacific Pharma, there are no outstanding or threatened disputes or disagreements with respect to any such agreement.

(c)

Intellectual Property and Know-How Necessary for the Business. Except as set forth in Schedule 6 or as otherwise set out in this Agreement, Pacific Pharma is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, and has the right to use without payment to a third party of all the Intellectual Property Assets. Except for the Inventor, no employee, director, officer or shareholder of Pacific Pharma owns directly or indirectly in whole or in part, any Intellectual Property Asset which Pacific Pharma is presently using or which is necessary for the conduct of its business. To the best knowledge of Pacific Pharma, no employee or contractor of Pacific Pharma, other than the Inventor by way of his current employment contract with UBC or Morrison by way of his current employment, has entered into any contract or agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Pacific Pharma.

(d)

Patents. Schedule 6 contains a complete and accurate list and summary description of all Patents. Except as set forth in Schedule 6, Pacific Pharma is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims. All of the Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. No Patent has been or is now involved in any interference, reissue, re-examination, or opposition proceeding. To the best knowledge of Pacific Pharma, there is no potentially interfering patent or patent application of any third party and no Patent is infringed or has been challenged or threatened in any way. To the best knowledge of Pacific Pharma, none of the technologies or processes of Pacific Pharma infringes or is alleged to infringe any patent or other proprietary right of any person or entity.

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(e)	Trademarks. Pacific Pharma does not currently hold any registered Marks, nor plans to register any Marks within ninety days after the Closing Date.
(f)	Copyrights. Pacific Pharma does not currently hold any registered Copyrights, nor plans to register any Copyrights within ninety days after the Closing Date.
(g)

Confidential Information. Pacific Pharma has taken all reasonable precautions to protect the secrecy, confidentiality, and value of the Confidential Information. Pacific Pharma has an absolute right to use the Confidential Information. The Confidential Information is not part of the public knowledge or literature, and to the best knowledge of Pacific Pharma, has not been used, divulged, or appropriated either for the benefit of any person or entity or to the detriment of Pacific Pharma. No Confidential Information is subject to any adverse claim or has been challenged or threatened in any way.

4.18       Employees and Consultants. Pacific Pharma does not have, and never has had, any employees or consultants other than the Inventor.

4.19	Real Property. Pacific Pharma does not own or lease any real property.

4.20       Material Contracts and Transactions. Schedule 7 attached hereto lists each material contract, agreement, license, permit, arrangement, commitment, instrument or contract to which Pacific Pharma is a party (each, a “Contract”). Each Contract is in full force and effect, and there exists no material breach or violation of or default by Pacific Pharma under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by Pacific Pharma. The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the Transaction contemplated by this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

4.21       Certain Transactions. Pacific Pharma is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

4.22       No Brokers. Pacific Pharma has not incurred any independent obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

4.23       Completeness of Disclosure. No representation or warranty by Pacific Pharma in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Upstream pursuant hereto contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

4.24	Limitation. Notwithstanding anything to the contrary herein:
(a)	all of the representations and warranties of each of Pacific Pharma and the Selling Shareholders are provided by such person to their actual knowledge without further inquiry;

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(b)	each such representation and warranty is provided by such person with respect to their own interest only and not with respect to the interest of any other party to this Agreement; and
(c)

under no circumstances shall the liability of any Selling Shareholder to Upstream or to any third party hereunder, whether by way of contract, tort, indemnity or otherwise, exceed the Total Consideration received by such person under the terms of this Agreement.

5.	REPRESENTATIONS AND WARRANTIES OF UPSTREAM

Upstream represents and warrants to Pacific Pharma and the Selling Shareholders and acknowledges that Pacific Pharma and the Selling Shareholders are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Pacific Pharma or the Selling Shareholders, as follows:

5.1          Organization and Good Standing. Upstream is duly incorporated, organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Upstream is qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the businesses, operations, or financial condition of Upstream.

5.2          Authority. Upstream has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Upstream Documents”) to be signed by Upstream and to perform its obligations hereunder and to consummate the Transaction contemplated hereby. The execution and delivery of each of the Upstream Documents by Upstream and the consummation by Upstream of the Transaction contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of Upstream is necessary to authorize such documents or to consummate the Transaction contemplated hereby. This Agreement has been, and the other Upstream Documents when executed and delivered by Upstream as contemplated by this Agreement will be, duly executed and delivered by Upstream and this Agreement is, and the other Upstream Documents when executed and delivered by Upstream, as contemplated hereby will be, valid and binding obligations of Upstream enforceable in accordance with their respective terms, except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;
(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and
(c)	as limited by public policy.

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5.3          Capitalization of Upstream. The entire authorized capital stock and other equity securities of Upstream consists of 750,000,000 shares of common stock with a par value of $0.001 (the “Upstream Common Stock”), and 100,000,000 shares of preferred stock with a par value of $0.001 (the “Upstream Preferred Stock”). As of the date of this Agreement, there are 47,082,710 shares of Upstream Common Stock and no shares of Upstream Preferred Stock issued and outstanding. All of the issued and outstanding shares of Upstream Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations. Except as contemplated by this Agreement, there are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating Upstream to issue any additional shares of Upstream Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Upstream any shares of Upstream Common Stock as of the date of this Agreement. There are no agreements purporting to restrict the transfer of the Upstream Common Stock, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the Upstream Common Stock.

5.4          Directors and Officers of Upstream. The duly elected or appointed directors and the duly appointed officers of Upstream are as listed on Schedule 4.

5.5          Corporate Records of Upstream. The corporate records of Upstream, as required to be maintained by it pursuant to the laws of the State of Nevada, are accurate, complete and current in all material respects, and the minute book of Upstream is, in all material respects, correct and contains all material records required by the law of the State of Nevada in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Upstream.

5.6          Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of this Transaction will:

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Upstream under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Upstream or any of its material property or assets;

(b)	violate any provision of the applicable incorporation or charter documents of Upstream; or
(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Upstream or any of its material property or assets.

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5.7          Validity of Upstream Common Stock Issuable upon the Transaction. The Upstream Shares and the Contingent Shares to be issued to the Selling Shareholders upon consummation of the Transaction in accordance with this Agreement will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

5.8          Actions and Proceedings. To the best knowledge of Upstream, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of Upstream, threatened against Upstream which involves any of the business, or the properties or assets of Upstream that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of Upstream taken as a whole (an “Upstream Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Upstream Material Adverse Effect.

5.9	Compliance.
(a)

To the best knowledge of Upstream, Upstream is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Upstream;

(b)

To the best knowledge of Upstream, Upstream is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Upstream Material Adverse Effect;

(c)

Upstream has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Upstream, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction; and

(d)

Upstream has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Upstream has not received any notice of any violation thereof, nor is Upstream aware of any valid basis therefore.

5.10       Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Upstream of the Transaction contemplated by this Agreement to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

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5.11       Absence of Undisclosed Liabilities. Except as disclosed in Schedule 5 or the Upstream SEC Documents, as defined herein, Upstream does not have any Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that individually exceed $100,000, which:

(a)	have not heretofore been paid or discharged;
(b)	did not arise in the regular and ordinary course of business under any written agreement, contract, commitment, lease or plan; or
(c)	have not been incurred, in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business.

5.12       Tax Matters. Upstream is not presently under and has not received notice of, any contemplated investigation or audit by the Canada Revenue Agency or the Internal Revenue Service or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof, where such investigation or audit, if resolved adversely against Upstream, would have a material adverse effect on Upstream taken as a whole.

5.13       Absence of Changes. Since the filing of Upstream’s last quarterly report on Form 10-QSB on August 14, 2007, except as disclosed in the Upstream SEC Documents or this Agreement, Upstream has not:

(a)	sold, encumbered, assigned or transferred any material fixed assets or properties except for ordinary course business transactions consistent with past practice;
(b)

created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Upstream to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(c)

made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(d)

declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(e)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

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(f)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);
(g)

received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(h)

made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $50,000, except such as may be involved in ordinary repair, maintenance or replacement of its assets;

(i)

other than in the ordinary course of business, increase the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(j)	entered into any transaction other than in the ordinary course of business consistent with past practice; or
(k)	agreed, whether in writing or orally, to do any of the foregoing.

5.14       Material Contracts and Transactions. Each material contract, agreement, license, permit, arrangement, commitment, instrument or contract to which Upstream is a party (each, an “Upstream Contract”) is in full force and effect, and there exists no material breach or violation of or default by Upstream under any Upstream Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Upstream Contract by Upstream. The continuation, validity, and effectiveness of each Upstream Contract will in no way be affected by the consummation of the Transaction contemplated by this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Upstream Contract.

5.15       Completeness of Disclosure. No representation or warranty by Upstream in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Upstream pursuant hereto knowingly contains any untrue statement of a material fact or omits or to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

5.16       SEC Filings. Upstream has made available to Pacific Pharma and the Selling Shareholders each report, schedule, registration statement and proxy statement filed by Upstream with the SEC (collectively, and as such documents have since the time of their filing been amended, the “Upstream SEC Documents”). As of their respective dates, the Upstream SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Upstream SEC Documents.

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5.17       Disclosure of Patent. Upstream hereby acknowledges it has received a copy of Pacific Pharma’s Patent application as described in Schedule 7. Upstream has performed its own due diligence on the Patent application and is satisfied with the results of such diligence. Upstream acknowledges this patent application may be updated in future as new test results are obtained and as the parties clarify the prior art related to QSAR and other technology in the patent application.

5.18       Assignment of Intellectual Property Rights. Upstream has reviewed the assignment of intellectual property rights from UBC to the Inventor, as well as the assignment of such rights from the Inventor to Pacific Pharma. Upstream has performed its own due diligence on such assignments and is satisfied with the results of such due diligence. For greater certainty, Upstream hereby acknowledges that parts of the QSAR technology is in the public domain and the ability of Pacific Pharma to claim patent rights based upon QSAR technology will be restricted by existing prior art.

5.19       Test Results. Pacific Pharma has disclosed all test results obtained from UBC to Upstream, however Pacific Pharma does not warranty such test results are accurate. Pacific Pharma is relying on the work of the UBC test laboratory for such analysis and its accuracy.

5.20       Review of Agreements. Upstream has been provided with copies of all material agreements in Schedule 7. Upstream has reviewed all such agreements and acknowledges such agreements are satisfactory for Upstream’s needs to continue the business.

5.21       Full Disclosure and Consideration. All agreements and understandings among Upstream and the Selling Shareholders have been disclosed in this Agreement, including future consulting agreements related to the Pacific Pharma business and any other planned or committed future compensation to be paid by Upstream to any Selling Shareholder. Notwithstanding this representation, the parties hereto acknowledge (i) the Inventor may be granted a consulting contract by Upstream after Closing to advance the Intellectual Property Assets and thus will earn additional payments through such consulting work (if implemented) which is not to be paid to Morrison, and (ii) the Inventor is a member of the scientific advisory board of Upstream and already receives compensation as a result of such participation which is not to be paid to Morrison.

6.	CLOSING CONDITIONS

6.1          Conditions Precedent to Closing by Upstream. The obligation of Upstream to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Section 13.7. The Closing of the Transaction contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing. These conditions of closing are for the benefit of Upstream and may be waived by Upstream in its sole discretion.

(a)

Representations and Warranties. The representations and warranties of Pacific Pharma and the Selling Shareholders set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Pacific Pharma will have delivered to Upstream a

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certificate dated as of the Closing Date, to the effect that the representations and warranties made by Pacific Pharma in this Agreement are true and correct.

(b)

Performance. All of the covenants and obligations that Pacific Pharma and the Selling Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)

Transaction Documents. This Agreement, the Pacific Pharma Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Upstream, will have been executed and delivered to Upstream.

(d)

Third Party Consents. Upstream will have received duly executed copies of all third party consents and approvals contemplated by this Agreement, in form and substance reasonably satisfactory to Upstream.

(e)

Escrow Agreements. The Selling Shareholders will have entered into the Escrow Agreement and the Performance Escrow Agreement and will have duly deposited the Escrowed Shares and the Performance Escrow Shares with the Escrow Agent to hold such shares in accordance with the terms of the Escrow Agreement and the Performance Escrow Agreement, respectively.

(f)	Non-Competition Agreements. The Selling Shareholders will have entered into the Non-Competition Agreements with the Inventor and Morrison as set out in Schedule 11 and 12, respectively.
(g)	No Material Adverse Change. No Pacific Pharma Material Adverse Effect will have occurred since the date of this Agreement.
(h)	No Action. No suit, action, or proceeding will be pending or threatened which would:
(i)	prevent the consummation of any of the transactions contemplated by this Agreement; or
(ii)	cause the Transaction to be rescinded following consummation.
(i)	Outstanding Shares. Pacific Pharma will have no more than 100,000 Class A common shares and 2,000,000 Class B common shares issued and outstanding on the Closing Date.
(j)

Due Diligence Generally. Upstream will be reasonably satisfied with their due diligence investigation of Pacific Pharma that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction, including:

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(i)	materials, documents and information in the possession and control of Pacific Pharma and the Selling Shareholders which are reasonably germane to the Transaction;
(ii)	a physical inspection of the assets of Pacific Pharma by Upstream or its representatives; and
(iii)	title to the material assets of Pacific Pharma.
(k)	Compliance with Securities Laws. Upstream will have received evidence satisfactory to Upstream that the Upstream Shares issuable in the Transaction will be issuable:
(i)	without registration pursuant to the Securities Act in reliance on a safe harbor from the registration requirements of the Securities Act provided by Regulation S; and
(ii)	in reliance upon an exemption from the prospectus and registration requirements of the BC Securities Act.

In order to establish the availability of the safe harbor from the registration requirements of the Securities Act and the prospectus and registration requirements of the BC Securities Act for the issuance of Upstream Shares to each Selling Shareholder, Pacific Pharma will deliver to Upstream on Closing, a Certificate duly executed by each Selling Shareholder.

(l)	Consultant Agreement. Pacific Pharma will have entered into the Consultant Agreement with the Inventor in the form attached hereto as Schedule 18.
(m)	Receipt of Payment. Morrison will have provided a receipt of payment to Upstream in regards to Pacific Pharma’s extinguishment of the $10,000 shareholder’s loan to Morrison.

6.2          Conditions Precedent to Closing by Pacific Pharma and the Selling Shareholders. The obligation of Pacific Pharma and the Selling Shareholders to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Section 13.7. The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of Pacific Pharma and the Selling Shareholders and may be waived by Pacific Pharma and the Selling Shareholders in their discretion.

(a)

Representations and Warranties. The representations and warranties of Upstream set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Upstream will have delivered to Pacific Pharma a certificate dated the Closing Date, to the effect that the representations and warranties made by Upstream in this Agreement are true and correct.

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(b)

Performance. All of the covenants and obligations that Upstream are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects. Upstream must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(c)

Transaction Documents. This Agreement, the Upstream Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Pacific Pharma, will have been executed and delivered by Upstream.

(d)

Third Party Consents. Pacific Pharma will have received from Upstream duly executed copies of all third-party consents, permits, authorisations and approvals of any public, regulatory, or governmental body or authority or person or entity contemplated by this Agreement, in the form and substance reasonably satisfactory to Pacific Pharma.

(e)	No Material Adverse Change. No Upstream Material Adverse Effect will have occurred since the date of this Agreement.
(f)

No Action. No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would:

(i)	prevent the consummation of any of the transactions contemplated by this Agreement; or
(ii)	cause the Transaction to be rescinded following consummation.
(g)	Outstanding Shares. On the Closing Date, Upstream will have 47,827,710 common shares issued and outstanding in the capital of Upstream.
(h)	Public Market. On the Closing Date, the shares of Upstream Common Stock will be quoted on the National Association of Securities Dealers, Inc.’s OTC Bulletin Board.
(i)	Due Diligence Review of SEC Documents. Pacific Pharma will be reasonably satisfied with their due diligence investigation and review of the Upstream SEC Documents.
(j)

Due Diligence Generally. Pacific Pharma will be reasonably satisfied with their due diligence investigation of Upstream that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction.

(k)	Consultant Agreement. Pacific Pharma will have entered into the Consultant Agreement with the Inventor in the form attached hereto as Schedule 18.

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(l)	Payment of Pacific Pharma Debts. Upstream will have paid the Pacific Pharma Debts and provided reasonable evidence related thereto.
7.	ADDITIONAL COVENANTS OF THE PARTIES
7.1	Registration Rights.
(a)

Upstream hereby grants a registration right to the Selling Shareholders (the “Registration Right”), whereby Upstream shall prepare and file a registration statement (the “Registration Statement”) to register all of the Upstream Shares and the Performance Escrow Shares (collectively, the “Registrable Securities”) with the SEC within 60 days of the Closing Date. Upon filing of the Registration Statement with the SEC, Upstream will use its best efforts to effect the registration of all Registrable Securities under the Securities Act pursuant to the Registration Statement and to achieve effectiveness of the Registration Statement within 120 days of the filing of the Registration Statement with the SEC.

(b)

Upstream shall bear all fees and expenses incurred in connection with the registration of the Registrable Securities, legal and accounting fees, registration, filing and qualification fees, and printing fees (excluding underwriters’ discounts and commissions). Prior to filing the Registration Statement, Upstream shall furnish the Selling Shareholders with written notice as soon as practicable but in no event less than ten (10) business days prior to the proposed filing date of the Registration Statement (the “Registration Notice”). The Selling Shareholders shall exercise the right provided herein by providing written notice to the Company within five (5) business days of receipt of the Registration Notice (the “Rights Notice”). Upon receipt of the Rights Notice, Upstream shall include and register the Registrable Securities in the Registration Statement.

(c)

It shall be a condition precedent to the obligations of Upstream to take any action pursuant to this section that each of the Selling Shareholders who exercise a Rights Notice furnish to Upstream such information regarding itself, the Registrable Securities to be sold by the respective Selling Shareholder, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

(d)	The Registration Right granted by Upstream under this Agreement shall terminate and be of no further effect upon the earliest of the following events to occur:
(i)	when all of the Registrable Securities shall be have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act;
(ii)

when all of the Registrable Securities shall have been otherwise transferred and a new certificate(s) for the Registrable Securities not bearing a legend restricting further transfer shall have been delivered by Upstream; and

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(iii)	that day that is one (1) year following the original issue date of the Registrable Securities.
(e)

In the event that the Registrable Securities are registered under the Registration Statement, Upstream shall use its best efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Selling Shareholders may reasonably request; provided, however, that Upstream shall not by reasons of this Agreement be required to qualify to do business in any state in which it is not otherwise required to qualify to do business or to file a general consent to service of process.

(f)

Until the occurrence of one of the events set out in (d) hereof, Upstream shall keep effective any registration of qualification contemplated by this Agreement and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document, and communication for such period of time as shall be required to permit the Selling Shareholders to complete the offer and sale of the Registrable Securities covered thereby, provided that Upstream shall be entitled to suspend the availability of such Registration Statement for a period not to exceed 90 days (which need not be consecutive days).

(g)

Upstream will immediately notify the Selling Shareholders when a prospectus relating to the Registration Statement is required to be delivered under the Securities Act, of the happening of any event of which Upstream has knowledge as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing.

(h)

Upstream will assist in providing legal opinions to the Selling Shareholders when the Selling Shareholders seek to resell any Upstream Shares and Contingent Shares under Rule 144 promulgated under the 1933 Act. Upstream will pay for the legal costs incurred for one legal opinion for each of the Selling Shareholders, and the Selling Shareholders will be required to cover all legal costs incurred for any subsequent legal opinions as requested by the Selling Shareholders.

(i)

To the extent permitted by law, Upstream will indemnify, defend, and hold harmless each of the Selling Shareholders, the members, managers, officers, directors, and agents of the Selling Shareholders against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act or any similar federal statute, and the rules and regulations of the SEC thereunder, as shall be in effect at the time, the Exchange Act, or any similar federal statute, and the rules and regulations of the SEC thereunder, as shall be in effect at the time, or other federal, provincial, and state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions, or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement

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of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Upstream of the Securities Act, the Exchange Act, or any state or provincial securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state or provincial securities law; provided, however, that the indemnity agreement contained in this section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Upstream, which consent shall not be unreasonably withheld, nor shall Upstream be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Selling Shareholders.

(j)

To the extent permitted by law, each of the Selling Shareholders, severally and not jointly, will indemnify, defend, and hold harmless Upstream, its officers, directors, and agents against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other federal, provincial, and state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any Violation that occurs as a result of Upstream’s reliance upon information furnished by such Selling Shareholder for use in connection with a registration effected pursuant to this Agreement; provided, however, that the indemnity agreement contained in this subsection (ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Selling Shareholders, which consent shall not be unreasonably withheld, nor shall the Selling Shareholders be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Upstream. Notwithstanding the foregoing, the aggregate contribution from a Selling Shareholder with respect to any losses, claims, damages, or liabilities (joint or several) which arise out of or are based upon any Violation shall not exceed the amount of consideration actually received by the particular Selling Shareholder from any such offering.

(k)

Promptly after receipt by a party entitled to be indemnified under this section (the “Indemnitee”) of notice of the commencement of any action (including any governmental action), the Indemnitee will, if a claim in respect thereof is to be made against the party obligated to indemnify the Indemnitee under this section (the “Indemnitor”), deliver to the Indemnitor a written notice of the commencement thereof and the Indemnitor shall have the right to participate in, and to the extent the Indemnitor so desires, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that the

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Indemnitee shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnitor, if representation of the Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between the Indemnitee and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to the Indemnitor’s ability to defend such action, shall relieve the Indemnitor of any liability to the Indemnitee under this section, but the omission so to deliver written notice to the Indemnitor will not relieve it of any liability that it may have to the Indemnitee otherwise than under this section.

7.2          Access and Investigation. Between the date of this Agreement and the Closing Date, Pacific Pharma, on the one hand, and Upstream, on the other hand, will, and will cause each of their respective representatives to:

(a)	afford the other and its representatives full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data;
(b)

furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request; and

(c)	furnish the other and its representatives with such additional financial, operating, and other data and information as the other may reasonably request.

All of such access, investigation and communication by a party and its representatives will be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party.

7.3          Confidentiality. All information regarding the business of Pacific Pharma including, without limitation, financial information that Pacific Pharma provides to Upstream during Upstream’s due diligence investigation of Pacific Pharma will be kept in strict confidence by Upstream and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Upstream or disclosed to any third party (other than Upstream’s professional accounting and legal advisors) without the prior written consent of Pacific Pharma. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Pacific Pharma, Upstream will immediately return to Pacific Pharma (or as directed by Pacific Pharma) any information received regarding Pacific Pharma’s business. Likewise, all information regarding the business of Upstream including, without limitation, financial information that Upstream provides to Pacific Pharma during its due diligence investigation of Upstream will be kept in strict confidence by Pacific Pharma and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Pacific Pharma or disclosed to any third party (other than Pacific Pharma’s professional accounting and legal advisors) without Upstream’s prior written consent. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Upstream, Pacific Pharma will immediately return to Upstream (or as directed by Upstream) any information received regarding Upstream’s business.

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7.4          Notification. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenants in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

7.5          Exclusivity. Until such time, if any, as this Agreement is terminated pursuant to this Agreement, Pacific Pharma and Upstream will not, directly or indirectly, solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of Pacific Pharma or Upstream, as applicable, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement.

7.6          Conduct of Pacific Pharma Prior to Closing. From the date of this Agreement to the Closing Date, and except to the extent that Upstream otherwise consents in writing, Pacific Pharma will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

7.7          Certain Acts Prohibited – Pacific Pharma. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, Pacific Pharma will not, without the prior written consent of Upstream:

(a)	amend its Notice of Articles, Articles or other incorporation documents;
(b)

incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of Pacific Pharma except in the ordinary course of business;

(c)	dispose of or contract to dispose of any Pacific Pharma property or assets, including the Intellectual Property Assets, except in the ordinary course of business consistent with past practice;
(d)

issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of the Pacific Pharma Common Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

(e)	not:

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(i)	declare, set aside or pay any dividends on, or make any other distributions in respect of the Pacific Pharma Common Stock, or
(ii)

split, combine or reclassify any Pacific Pharma Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Pacific Pharma Common Stock; or

(f)

not materially increase benefits or compensation expenses of Pacific Pharma, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person.

7.8          Public Announcements. Upstream and Pacific Pharma each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction contemplated herein without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their reasonable consent to such announcement.

7.9          Financial Statements of Pacific Pharma. Upstream will not prepare and file audited and unaudited financial statements of Pacific Pharma and its predecessor entity for the prior two year period (the “Financial Statements”). In the event that the SEC deems the Transaction to constitute the acquisition of a business under Rule 3-05 of Regulation S-X promulgated under the Exchange Act, Pacific Pharma and the Selling Shareholders agree to provide their reasonable efforts in assisting Upstream with the prompt preparation and filing of the Financial Statements with the SEC.

7.10       Covenant Not To Use Ernst & Young LLP. For a period from Closing until 12 months after the end of the Contingent Testing Period, Upstream (or any of their affiliates) shall not retain Ernst & Young LLP (or any global affiliates of Ernst & Young LLP) as their audit firm, their account of record, or for financial review work, for valuations, any assurance or attest or for similar advisory services.  This limitation on Upstream shall be removed upon Morrison providing Upstream with written confirmation he has made trading arrangements for his shares in Upstream which satisfy Ernst & Young LLP policies.

8.	CLOSING

8.1          Closing. The Closing shall take place on the Closing Date at the offices of the lawyers for Upstream or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for Pacific Pharma and Upstream, provided such undertakings are satisfactory to each party’s respective legal counsel.

8.2          Closing Deliveries of Pacific Pharma and the Selling Shareholders. At Closing, Pacific Pharma and the Selling Shareholders will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Upstream:

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(a)

copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Pacific Pharma evidencing approval of this Agreement, the Transaction and the Pacific Pharma Documents;

(b)

if any of the Selling Shareholders appoint any person, by power of attorney or equivalent, to execute this Agreement or any other agreement, document, instrument or certificate contemplated by this agreement, on behalf of the Selling Shareholder, a valid and binding power of attorney or equivalent from such Selling Shareholder;

(c)	share certificates representing the Pacific Pharma Shares as required by Section 2.3 of this Agreement;
(d)	all documents required by Section 6.1 of this Agreement;
(e)	a certificate of an officer of Pacific Pharma, dated as of Closing, certifying that:
(i)	each covenant and obligation of Pacific Pharma has been complied with; and
(ii)	each representation, warranty and covenant of Pacific Pharma is true and correct at the Closing as if made on and as of the Closing;
(f)	the Pacific Pharma Documents and any other necessary documents, each duly executed by Pacific Pharma, as required to give effect to the Transaction;
(g)	copy of the Escrow Agreement and Performance Escrow Agreement, as executed by the applicable parties thereof;
(h)	all accounting and financial information of Pacific Pharma;
(i)	the minute books of Pacific Pharma, all corporate records and corporate seal, if applicable;
(j)	signed receipt from Morrison evidencing payment of $10,000 shareholder’s loan; and
(k)	signed Consulting Agreement in the form attached as Schedule 18.

8.3          Closing Deliveries of Upstream. At Closing, Upstream will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Pacific Pharma:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Upstream evidencing approval of this Agreement, the Transaction and the Upstream Documents;
(b)	all documents required by Section 6.2 of this Agreement;

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(c)	a certificate of an officer of Upstream, dated as of Closing, certifying that:
(i)	each covenant and obligation of Upstream has been complied with; and
(ii)	each representation, warranty and covenant of Upstream is true and correct at the Closing as if made on and as of the Closing; and
(d)	payment of the Pacific Pharma Debts;
(e)	signed Consulting Agreement in the form attached as Schedule 18; and
(f)	the Upstream Documents and any other necessary documents, each duly executed by Upstream, as required to give effect to the Transaction.

8.4          Additional Closing Delivery of Upstream. At Closing, Upstream will deliver or cause to be delivered the share certificates representing the Escrowed Shares and the Performance Escrow Shares to the Escrow Agent, on behalf of the Selling Shareholders, as required by the Escrow Agreement and the Performance Escrow Agreement, respectively.

9.	TERMINATION

9.1          Termination. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

(a)	mutual agreement of Upstream and Pacific Pharma;
(b)

Upstream, if there has been a material breach by Pacific Pharma or any of the Selling Shareholders of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Pacific Pharma or the Selling Shareholders that is not cured, to the reasonable satisfaction of Upstream, within ten business days after notice of such breach is given by Upstream (except that no cure period will be provided for a breach by Pacific Pharma or the Selling Shareholders that by its nature cannot be cured);

(c)

Pacific Pharma, if there has been a material breach by Upstream of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Upstream that is not cured by the breaching party, to the reasonable satisfaction of Pacific Pharma, within ten business days after notice of such breach is given by Pacific Pharma (except that no cure period will be provided for a breach by Upstream that by its nature cannot be cured);

(d)	Upstream or Pacific Pharma, if the Transaction contemplated by this Agreement has not been consummated prior to August 31, 2007, unless the parties hereto agree to extend such date in writing; or
(e)	Upstream or Pacific Pharma if any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of the

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Transaction contemplated by this Agreement has become final and non-appealable.

9.2          Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

10.	INDEMNIFICATION, REMEDIES, SURVIVAL

10.1       Certain Definitions. For the purposes of this Article 11, the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, Liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by Upstream or Pacific Pharma including damages for lost profits or lost business opportunities.

10.2       Agreement of Pacific Pharma to Indemnify. Pacific Pharma will indemnify, defend, and hold harmless, to the full extent of the law, Upstream from, against, and in respect of any and all material Losses asserted against, relating to, imposed upon, or incurred by Upstream by reason of, resulting from, based upon or arising out of:

(a)

the breach by Pacific Pharma of any representation or warranty of Pacific Pharma contained in or made pursuant to this Agreement, any Pacific Pharma Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the breach or partial breach by Pacific Pharma of any covenant or agreement of Pacific Pharma made in or pursuant to this Agreement, any Pacific Pharma Document or any certificate or other instrument delivered pursuant to this Agreement.

10.3       Agreement of the Selling Shareholders to Indemnify. Each of the Selling Shareholders will indemnify, defend, and hold harmless, to the full extent of the law, Upstream from, against, and in respect of any and all material Losses asserted against, relating to, imposed upon, or incurred by Upstream by reason of, resulting from, based upon or arising out of:

(a)	any breach by such Selling Shareholder of Section 2.2 of this Agreement;
(b)

any breach of the representations and warranties made by such Selling Shareholder contained in or made pursuant to the Certificate executed by each Selling Shareholder as part of the share exchange procedure detailed in Section 2.3 of this Agreement; or

(c)	the breach or partial breach by such Selling Shareholder of any covenant or agreement made in or pursuant to this Agreement.

10.4       Agreement of Upstream to Indemnify. Upstream will indemnify, defend, and hold harmless, to the full extent of the law, Pacific Pharma and the Selling Shareholders from, against,

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for, and in respect of any and all material Losses asserted against, relating to, imposed upon, or incurred by Pacific Pharma and the Selling Shareholders by reason of, resulting from, based upon or arising out of:

(a)

the breach by Upstream of any representation or warranty of Upstream contained in or made pursuant to this Agreement, any Upstream Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the breach or partial breach by Upstream of any covenant or agreement of Upstream made in or pursuant to this Agreement, any Upstream Document or any certificate or other instrument delivered pursuant to this Agreement.

11.	POST-CLOSING COVENANTS OF UPSTREAM

11.1       Post-Closing Covenants of Upstream. Following Closing, Upstream covenants and agrees to carry-out the actions as set out in Schedule 10 attached hereto.

11.2       Contingent Payments. As partial consideration for the sale of the Pacific Pharma Shares by Morrison to Upstream, Upstream agrees to pay the Contingent Payment to Morrison based upon the following:

(a)

Contingent Payments. All testing for malaria, cryptosporidium and cancer as generally described in Schedules 13, 14 and 15, respectively, shall be used to determine a Test Score for each compound generated by the PPT Technology. Test Scores shall trigger a Contingent Payment to Morrison as described in the table below.

(b)

Minimum Toxicity Test. For greater certainty, only compounds which concurrently maintain an acceptable “Minimum Toxicity Test” (evidenced by at least 90% of the THP1 cells still being alive after 24 hours of 10 micromolar compound administration) shall trigger a Contingent Payment for achievement of the Malaria Milestone and the Cryptosporidium Milestone, provided all other requirements for such Milestones are met. For the existing 88 compounds synthesized and tested to date, the test results from UBC labs on THP1 cells shall be used to determine this Minimum Toxicity Test (a list of such compounds plus untested compounds are included in Schedule 19). Thus, any compound showing THP1 survival greater than or equal to 90% after 24 hours using 10 micromolar concentration of the compound in the current UBC test results shall be deemed to have satisfied this Minimum Toxicity Test for the Malaria Milestone and the Cryptosporidium Milestone. THP-1 testing shall generally follow the same methodology as followed by UBC in the last round of testing as reported on April 10, 2007 by UBC.

(c)

Minimum Hepatocyte Toxicity Test for Cancer. For greater certainty, only compounds which concurrently maintain an acceptable “Minimum Toxicity Test” (based on a Hepatocellular cytotoxicity assay evidencing an LC50 of Human Hepatocytes of less than 100 micromolar compound administration) shall trigger a Contingent Payment for achievement of the Cancer Milestone, provided

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all other requirements for such a Milestone are satisfied. For the existing 88 compounds synthesized and tested to date, the test results from either a UBC lab or another similar qualified lab on hepatocyte cells shall be used to determine this Minimum Toxicity Test.

(d)

Test Score Table of Contingent Payments. Value of “Contingent Stock Compensation” means the weighted average prior ten (10) day closing price of the shares of common stock in the capital of Upstream as reported on Stockwatch prior to the day of disclosure of initial positive test results to Upstream or Morrison reporting Test Scores which trigger a Contingent Payment to Morrison as described below. A Contingent Payment shall be deemed payable to Morrison as soon as a positive Test Score result is reported, in writing, to Upstream from a test lab.

Test Score for Malaria Milestone and Cryptosporidium Milestone	Contingent Payment to Morrison
Greater than 25 micromolar

The parties hereto acknowledge that no cash is payable and no Contingent Shares are issuable by Upstream to Morrison for a compound achieving a Test Score for greater than twenty-five (25) micromolars.

Less than or equal to 25 micromolar, and greater than 10 micromolar.	Cash payment of $75,000 or equivalent value of Contingent Stock Compensation, such Contingent Stock Compensation not to exceed 150,000 Contingent Shares,
Less than or equal to 10 micromolar, and greater than 1.0 micromolar.

Cash payment of $125,000 or equivalent vale of Contingent Stock Compensation, such Contingent Stock Compensation not to exceed 250,000 Contingent Shares (less any prior payments made for this test from a previously successful compound test for this application).

Test Score less than or equal to 1.0 micromolar

Cash payment of $250,000 or equivalent value of Contingent Stock Compensation, such Contingent Stock Compensation not to exceed 500,000 Contingent Shares (less any prior payments made for this test from a previously successful compound test for this application).

Test Score for Cancer Milestone	Contingent Payment to Morrison

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Greater than 25 micromolar

The parties hereto acknowledge that no cash is payable and no Contingent Shares are issuable by Upstream to Morrison for a compound achieving a Test Score for greater than twenty-five (25) micromolars.

Less than or equal to 25 micromolar, and greater than 1 micromolar.	Cash payment of $75,000 or equivalent value of Contingent Stock Compensation, such Contingent Stock Compensation not to exceed 150,000 Contingent Shares,
Less than or equal to 1 micromolar, and greater than 0.1 micromolar.

Cash payment of $125,000 or equivalent vale of Contingent Stock Compensation, such Contingent Stock Compensation not to exceed 250,000 Contingent Shares (less any prior payments made for this test from a previously successful compound test for this application).

Test Score less than or equal to 0.1 micromolar

Cash payment of $250,000 or equivalent value of Contingent Stock Compensation, such Contingent Stock Compensation not to exceed 500,000 Contingent Shares (less any prior payments made for this test from a previously successful compound test for this application).

(e)	Adjustment to Capital Structure of Upstream. If at any time after the date hereof there shall be:
(A)

a reclassification of the outstanding common shares of Upstream or a change in the common shares of Upstream into another class of common shares or securities or a subdivision or consolidation of the common shares of Upstream into a greater or lesser number of common shares of Upstream, or any other capital reorganization; or

(B)

a consolidation, amalgamation or merger of Upstream with or into any other company (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding common shares of Upstream or a change of such shares into other shares or securities,

(C)

(any of such events being call a “Capital Reorganization”), Morrison shall be entitled to receive, at no additional cost, and shall accept in lieu of the number of common shares of Upstream to which Morrison was theretofore entitled, the aggregate number of common shares of Upstream or other property which Morrison should have been entitled to receive as a result of such Capital Reorganization if, on the effective date or record date thereof as the case may be, Morrison had been the registered shareholder of

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the number of common shares of Upstream to which Morrison was theretofore entitled to receive based upon the payment terms above. Any such adjustment shall for all purposes be conclusively deemed to be an appropriate adjustment.

(D)	The adjustments provided for herein are cumulative and such adjustments shall be made successively whenever an event referred to herein shall occur, subject to the limitations provided for herein.

11.3       Full Disclosure of Test Results. When Upstream or any assignee of the PPT Technology hires a lab to perform testing using the PPT Technology for malaria, cryptosporidium or any cancer application (plus any other toxicity testing on human cell lines) during the Contingent Testing Period, Morrison is to promptly and on an ongoing basis receive:

(a)	a copy of the specifications for such testing,
(b)	a copy of the budget charged by the lab for such testing, and
(c)	all test results produced by the lab.

Morrison shall receive all such lab results directly from the lab at the same time as such results are delivered to Upstream (lab shall be instructed to provide copes of all results to Morrison directly via email).

11.4       Additional Contingent Payments. If Upstream pays a Contingent Payment to Morrison for the achievement of any Milestone, and subsequently achieves a Test Score with a lower micromolar result than was achieved in the original Milestone, Upstream shall pay the corresponding Contingent Payment to Morrison less that which was originally paid or issued, as applicable, to Morrison following achievement of the Original Milestone. The parties hereto agree that Upstream shall not pay a Contingent Payment that exceeds $250,000 or equivalent value of Contingent Stock Compensation for any Milestone, and further agree that Upstream is not required to pay any Contingent Payment following the end of the Contingent Testing Period. For example, and for greater certainty, if Upstream achieves a Test Score of a compound in connection with the achievement of the Malaria Milestone of less than or equal to 25 micromolars, no Contingent Payment is triggered. However, if Upstream achieves a subsequent Test Score of a compound in connection with the Malaria Milestone of between 10 to 25 micromolars, Upstream shall pay the corresponding Contingent Payment to Morrison. If Upstream achieves a subsequent Test Score of a compound in connection with the Malaria Milestone of between 1 and 10 micromolars, Upstream shall pay the corresponding Contingent Payment to Morrison, less the amount of the Contingent Payment that was paid in connection with the achievement of the Malaria Milestone of between 10 to 25 micromolars.

11.5       Restricted Contingent Shares. The Selling Shareholders acknowledge and agree that the Contingent Shares will be issued pursuant to an exemption from the prospectus and registration requirements of the Securities Act. As required by applicable securities law, the Selling Shareholders agree to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation. All certificates representing the Contingent Shares will be endorsed with the legend set out in Section 2.2 hereof.

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11.6       Sale or Licensing of Pacific Pharma Technologies. In the event that Upstream directly or indirectly sells, transfers, licenses or otherwise assigns its rights to the Intellectual Property Assets, or sells or transfers any or all of the common shares in the capital of Pacific Pharma (the “Transfer”) to a third party (the “Third Party”), the Transfer is conditional upon Upstream assigning, and the Third Party assuming, the obligations of Upstream to pay the Contingent Payment in cash in accordance with this Section 11 and is further contingent on the Third Party agreeing to continuing obligations under this section 11.6.

(a)	Any Transfer involving the PPT Technology should explicitly state if malaria, crypto or cancer applications are included or excluded.
(b)

Upon request, Upstream shall provide Morrison with copies of sections of agreements related to the Transfer which are relevant to malaria, crypto, or cancer rights. For greater certainty, the entire agreement is not required.

(c)

Any Transfer of malaria, cryptosporidium or cancer (in whole or in part of these applications) must include the Third Party giving written confirmation to Morrison that the Third Party has assumed the relevant milestone payment obligations described herein as well as all reporting obligations for test results.

(d)	These reporting and milestone payment obligations as well as this transfer obligation shall follow the PPT Technology from the Third Party to any subsequent Third Party.
(e)

Upstream will be released of the obligation to pay the Contingent Payments to the extent such obligations are subject to a Transfer if and when Morrison receives written confirmation from the Third Party that they have assumed the relevant obligations herein. Upstream shall only be released of obligations which are (a) fully assumed by the Third Party, and (b) if Upstream does not continue testing for such application areas that were subject to a Transfer and assumed by the Third Party. For greater certainty, the Third Party must also assume (i) the reporting obligation for test results, (ii) all obligations related to the Optimization of the PPT Technology (that is, Optimizations of the PPT Technology shall also trigger a Contingent Payment if such Optimizations lead to acceptable Test Scores), and (iii) any outstanding Test Commitments as described below in section 11.7 for application areas subject to a Transfer to a Third Party. Each new Third Party must be a bona fide science organization with the intent of advancing the PPT Technology and must have a reasonable likelihood of testing and paying Morrison as required under this obligation.

(f)

If Upstream completes a Transfer without following the above procedure and without obtaining a written assumption of obligations from the Third Party then this shall immediately trigger the largest Contingent Payment by Upstream to Morrison for each and every application subject to a Transfer.

11.7       Testing Commitment. Upstream commits to spending the amounts set out in Schedule 10 on testing for each of malaria, cryptosporidium and cancer.

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11.8       Delays in Payment. Any Contingent Payment solely elected to be paid in cash by Upstream is due on or before the fifteenth (15th) calendar day following written receipt of a positive Test Score from a test lab. Late payments of cash Contingent Payments shall earn interest at a rate of 2% per month compounding from the date such payments are due until paid. If Upstream elects to make a Contingent Payment in shares then interest shall accrue and be payable in cash from the 60th calendar day following receipt of positive Test Results until the share certificates are issued to Morrison.

12.	POST CLOSING COVENANT OF SELLING SHAREHOLDERS

12.1       In order to assist with a smooth transition of Pacific Pharma to Upstream control and management, Morrison and Inventor shall provide reasonable assistance to Upstream on specific projects including liaising with Moscow State University lab and liaising with UBC lab until December 31, 2007. All such work shall be at Upstream sole and absolute discretion, cost and expense and upon Upstream written/email request. Such work shall be in a support role only, and is expected in the first 2-3 months after the Closing Date. Morrison and Inventor will not charge Upstream any fees for such reasonable assistance. If such work exceeds 2 hours per week or 8 hours per month, then Morrison, Inventor and Upstream shall provide all reasonable efforts to enter into a consulting agreement to provide such consulting services.

13.	MISCELLANEOUS PROVISIONS

13.1       Binding Arbitration. Disputes among any party to this Agreement shall be referred to binding arbitration under the BC Commercial Arbitration Act if such disputes relate to any of the following matters:

(a)	Testing protocol changes and updates for the Milestones,
(b)	Reporting of test results to Morrison,
(c)	Testing laboratories to be used for testing of the Milestones,
(d)	Calculation of expenditures by Upstream on testing of the Milestones up to a cumulative total of $150,000 ($50,000 for each Milestone) as set out in Schedule 10, or
(e)	The definition of PPT Technology and the inclusion of optimized compounds in such definition of PPT Technology.

13.2       Independent Legal Advice. With respect to the preparation of this Agreement and the rights and obligations herein, each of the parties to this Agreement acknowledges and agrees that:

(a)

Clark Wilson LLP has acted as counsel only to Upstream, that all other parties to this Agreement acknowledge and confirm that they have been advised to seek, and have sought or have otherwise waived, independent legal advice with respect to this Agreement and the documents delivered pursuant thereto and that Clark

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Wilson LLP is not protecting the rights and interests of any other party to this Agreement; and

(b)

Fasken Martineau DuMoulin LLP has acted as counsel only to Pacific Pharma and Morrison, that all other parties to this Agreement acknowledge and confirm that they have been advised to seek, and have sought or waived, independent legal advice with respect to this Agreement and the documents delivered pursuant thereto and that Fasken Martineau DuMoulin LLP is not protecting the rights and interests of any other party to the Agreement.

13.3       Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake. Unless otherwise stated in this Agreement, and except for instances of fraud, the representations, warranties, indemnities and agreements contained herein will survive the Closing Date and continue in full force and effect until three (3) years after the Closing Date.

13.4       Further Assurances. Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

13.5       Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

13.6       Expenses. Upstream and Pacific Pharma will bear their respective legal costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby.

13.7       Entire Agreement. This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

13.8       Notices. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

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If to Morrison:

__________________

__________________

Attention: Gary Morrison

Telephone: _____________

Facsimile: _____________

Email: _____________

If to Inventor:

__________________

__________________

Attention: Art Cherkasov

Telephone: _____________

In either case, with a copy to:

Fasken Martineau DuMoulin LLP

2100 – 1075 West Georgia Street

Vancouver, BC V6E 3G2

Attention: Steven Lukas

Telephone: 604 631 4840

Facsimile: 604 632 4840

Email: slukas@van.fasken.com

If to Upstream Biosciences Inc.

Suite 100

570 West 7th Avenue

Vancouver, British Columbia V5Z 4S6

Attention: Joel Bellenson

Telephone: (778) 995-5427

Facsimile: (604) 733-9481

With a copy (which will not constitute notice) to:

Clark Wilson LLP, Barristers & Solicitors

Suite 800 – 885 West Georgia Street

Vancouver, BC Canada V6C 3H1

Attention: Cam McTavish

Telephone: (604) 687-5700

Facsimile: (604) 687-6314

All such notices and other communications will be deemed to have been received:

(a)	in the case of personal delivery, on the date of such delivery;

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(b)	in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;
(c)	in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and
(d)	in the case of mailing, on the fifth business day following mailing.

13.9       Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

13.10     Benefits. This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

13.11     Assignment. This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

13.12     Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia applicable to contracts made and to be performed therein.

13.13     Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

13.14     Gender. All references to any party will be read with such changes in number and gender as the context or reference requires.

13.15     Business Days. If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday, Sunday or a legal holiday in the Province of British Columbia, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday, Sunday or such a legal holiday.

13.16     Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

13.17     Fax Execution. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

13.18     Schedules and Exhibits. The schedules and exhibits are attached to this Agreement and incorporated herein.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

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UPSTREAM BIOSCIENCES INC.
Per:	/s/ Joel Bellenson
Authorized Signatory Name: Joel Bellenson Title: Chief Executive Officer

PACIFIC PHARMA TECHNOLOGIES INC.
Per:	/s/ Gary Morrison
Authorized Signatory Name: Gary Morrison Title: President

WITNESSED BY:	) ) ) )	/s/ Gary Morrison
Name	) )	GARY MORRISON
Address	) )
) )
Occupation	)

WITNESSED BY:	) ) ) )	/s/ Artem Cherkasov
Name	) )	DR. ARTEM CHERKASOV
Address	) )
) )
Occupation	)

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SCHEDULE 1

TO THE SHARE EXCHANGE AGREEMENT

AMONG UPSTREAM BIOSCIENCES INC., PACIFIC PHARMA TECHNOLOGIES INC. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE

SHARE EXCHANGE AGREEMENT

THE SELLING SHAREHOLDERS

Name	Business Address	Number of Pacific Pharma Shares held before Closing	Total Number of Upstream Shares to be issued by Upstream on Closing	Number of Upstream Shares subject to escrow in accordance with the Escrow Agreement	Number of Upstream shares subject to escrow in accordance with the Performance Escrow Agreement
Gary Morrison		35,000 Class A common shares and 2,000,000 Class B common shares	182,000	182,000	112,500
Dr. Artem Cherkasov		65,000 Class A common shares	338,000	338,000	112,500
TOTAL:		100,000 Class A common shares and 2,000,000 Class B common shares	520,000	520,000	225,000

SCHEDULE 2

TO THE SHARE EXCHANGE AGREEMENT

AMONG UPSTREAM BIOSCIENCES INC., PACIFIC PHARMA TECHNOLOGIES INC. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE

SHARE EXCHANGE AGREEMENT

CERTIFICATE OF NON-U.S. SHAREHOLDER OF

UPSTREAM BIOSCIENCES INC.

In connection with the issuance of common stock (the “Upstream Shares”) of Upstream Biosciences Inc., a Nevada corporation (“Upstream”), to the undersigned, pursuant to that certain Share Exchange Agreement dated August 17, 2007 (the “Agreement”), among Upstream, Pacific Pharma Technologies Inc., a company incorporated pursuant to the laws of British Columbia (“Pacific Pharma”) and the shareholders of Pacific Pharma as set out in the Agreement (each, a “Selling Shareholder”), the undersigned Selling Shareholder hereby agrees, acknowledges, represents and warrants that:

1.            the undersigned is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (“U.S. Securities Act”) (the definition of which includes, but is not limited to, an individual resident in the U.S. and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the U.S.);

2.            none of the Upstream Shares have been or will be registered under the U.S. Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act;

3.            the Selling Shareholder understands and agrees that offers and sales of any of the Upstream Shares prior to the expiration of a period of one year after the date of original issuance of the Upstream Shares (the one year period hereinafter referred to as the Distribution Compliance Period) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the U.S. Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom and in each case only in accordance with applicable state and provincial securities laws;

4.            the Selling Shareholder understands and agrees not to engage in any hedging transactions involving any of the Upstream Shares unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with applicable state and provincial securities laws;

5.            the Selling Shareholder is acquiring the Upstream Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Upstream Shares in the United States or to U.S. Person;

6.            the Selling Shareholder has not acquired the Upstream Shares as a result of, and will not itself engage in, any directed selling efforts (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Upstream Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Upstream Shares; provided, however, that the Selling Shareholder may sell or otherwise dispose of the Upstream Shares pursuant to registration thereof under the U.S. Securities Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

7.            the statutory and regulatory basis for the exemption claimed for the sale of the Upstream Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act or any applicable state and provincial securities laws;

8.            Upstream is entitled to rely on the acknowledgments, agreements, representations and warranties and the statements and answers of the Selling Shareholder contained in this Agreement and this Certificate;

9.            the undersigned has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Upstream Shares and, with respect to applicable resale restrictions, is solely responsible (and Upstream is not in any way responsible) for compliance with applicable resale restrictions;

10.         none of the Upstream Shares is listed on any stock exchange or automated dealer quotation system and no representation has been made to the undersigned that any of the Upstream Shares will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Upstream on the OTC Bulletin Board;

11.          the undersigned is outside the United States when receiving and executing this Agreement and is acquiring the Upstream Shares as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Upstream Shares;

12.         neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Upstream Shares;

13.          the Upstream Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States;

14.          the undersigned acknowledges and agrees that Upstream shall refuse to register any transfer of Upstream Shares not made in accordance with the provisions of Regulation S,

+ GPM

pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act;

15.          the undersigned understands and agrees that the Upstream Shares will bear the following legend:

“NONE OF THE SHARES OF COMMON STOCK HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE AND PROVINCIAL SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.”

16.          the address of the undersigned included herein is the sole address of the undersigned as of the date of this certificate.

IN WITNESS WHEREOF, I have executed this Certificate of Non-U.S. Shareholder.

Date: _________________________, 2007
Signature
Print Name
Title (if applicable)
Address

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SCHEDULE 3

TO THE SHARE EXCHANGE AGREEMENT

AMONG UPSTREAM BIOSCIENCES INC., PACIFIC PHARMA TECHNOLOGIES INC. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE

SHARE EXCHANGE AGREEMENT

DIRECTORS AND OFFICERS OF PACIFIC PHARMA

Directors:

Gary Morrison

Dr. Art Cherkasov

Officers:

Gary Morrison: President, Secretary, Treasurer

Dr. Art Cherkasov: Chairman of the Scientific Advisory Board

SCHEDULE 4

TO THE SHARE EXCHANGE AGREEMENT

AMONG UPSTREAM BIOSCIENCES INC., PACIFIC PHARMA TECHNOLOGIES INC. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE

SHARE EXCHANGE AGREEMENT

DIRECTORS AND OFFICERS OF UPSTREAM

Directors:

Joel Bellenson

Dexster Smith

Dale R. Pfost

Philip Rice

Officers:

Joel Bellenson: Chief Executive Officer

Dexster Smith: President, Secretary and Treasurer

Tim Fernback: Chief Financial Officer

SCHEDULE 5

TO THE SHARE EXCHANGE AGREEMENT

AMONG UPSTREAM BIOSCIENCES INC., PACIFIC PHARMA TECHNOLOGIES INC. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE

SHARE EXCHANGE AGREEMENT

PACIFIC PHARMA LEASES, SUBLEASES, CLAIMS,

CAPITAL EXPENDITURES, TAXES AND OTHER PROPERTY INTERESTS

Section 4.13

Pacific Pharma does not have any Liabilities or obligations either direct, or indirect, matured or unmatured, absolute, contingent or otherwise that individually exceed $5,000 except for the following:

(1)	$10,000 shareholder’s loan payable to Morrison; and

(2)          amounts payable to Fasken Martineau DuMoulin LLP in connection with this transaction and otherwise.

Section 4.15

Pacific Pharma has incurred Liabilities in the course of its creation and development to the date of this Agreement. Except for those Liabilities to be paid on Closing, there are no liabilities outstanding, the failure to pay or discharge which may cause any material damage or risk of material loss to it or any of its assets or properties.

Section 4.16

Pacific Pharma possesses, and has good and marketable title of all property necessary for the continued operation of the business of Pacific Pharma as presently conducted including:

(1)          Technologies related to certain proprietary chemical compounds which may be used for the treatment of parasitic diseases, cancers and other applications (including samples of 88 compounds used for testing purposes to date);

(2)	Technologies associated with the use of chemotherapeutic agents, yet to be developed;

(3)          Technologies for other anti-parasitic applications (including applications for disease susceptibility, diagnosis and treatment), yet to be developed; and

(4)          Copies of all results from work performed at the University of British Columbia and the Moscow State University with respect to contract research performed on Pacific Pharma’s behalf.

(5)	Pacific Pharma has no other assets.

SCHEDULE 6

TO THE SHARE EXCHANGE AGREEMENT

AMONG UPSTREAM BIOSCIENCES INC., PACIFIC PHARMA TECHNOLOGIES INC. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE

SHARE EXCHANGE AGREEMENT

PACIFIC PHARMA INTELLECTUAL PROPERTY

Section 4.17(b)

Complete list and summary description of all contracts and agreements relating to the Intellectual Property Assets to which Pacific Pharma is a party or by which Pacific Pharma is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $500 under which Pacific Pharma is licensee:

1.	Technology Assignment Agreement dated August 14, 2007, between the Dr. Art Cherkasov and Pacific Pharma.
2.	Purchase and Sale Agreement between Pacific Pharma and the Pacific Pharma Partnership dated January 5, 2007.
3.

Pacific Pharma entered a Services Agreement with the University of British Columbia on February 19, 2007 (as described in Schedule 7 hereto) which requires Pacific Pharma to pay $1,000 per application for each application patent filed.

4.

For QSAR analysis, Inventor used various commercial software modules, some custom made software modules, and some freeware software modules. The custom module was composed of about 200-300 lines of software code in language SVL.

At the sole discretion of Inventor, Inventor shall either provide Upstream with a non-exclusive license to use the custom software modules used for the QSAR analysis or shall develop an equivalent set of software modules for QSAR analysis at no cost to Upstream.

Use of the commercial software modules in future by Pacific Pharma cannot be guaranteed and will require Pacific Pharma to obtain necessary authorizations from owners of the commercial software. Inventor believes future QSAR analysis may be accomplished using freeware.

Section 4.17(d)

Complete and accurate list and summary description of all Patents:

SCHEDULE 7

TO THE SHARE EXCHANGE AGREEMENT

AMONG UPSTREAM BIOSCIENCES INC., PACIFIC PHARMA TECHNOLOGIES INC. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE

SHARE EXCHANGE AGREEMENT

PACIFIC PHARMA MATERIAL CONTRACTS

(a)	Consulting Agreement between Pacific Pharma and Dr. Art Cherkasov, dated January 5, 2007.
(b)	Purchase and Sale Agreement between Pacific Pharma and Pacific Pharma Partnership dated January 5, 2007.
(c)	Consulting Agreement with Dr. Eugene Babaev of MSU dated November 30, 2006.
(d)	Ordered Research Agreement dated January 15, 2007 between Pacific Pharma and Moscow State University.
(e)	Services Contract between Pacific Pharma and UBC dated February 19, 2007.
(f)	Option Agreement with Upstream Biosciences Inc. dated March 15, 2007.
(g)	Term Sheet with Upstream Biosciences Inc. dated April 3, 2007.
(h)	Acceptance receipt from MSU dated approximately April 6, 2007 confirming receipt of payment by Pacific Pharma.
(i)	Amended and Restated Consulting Agreement between Pacific Pharma and Dr. Art Cherkasov dated August 14, 2007.
(j)

United States Provisional Patent Application Serial Number 60/943,587 filed on June 13, 2007 entitled “ANTI-PARASITIC COMPOUNDS AND METHODS FOR SELECTION THEREOF” as amended post-Closing to satisfy requirements of UBC related to QSAR methodology.

(k)	Technology Assignment Agreement between UBC and Inventor, dated August 14, 2007.
(l)

Technology Assignment Agreement between Inventor and Pacific Pharma, dated August 14, 2007 (included as Attachment “A” to the Amended and Restated Consulting Agreement between Dr. Cherkasov and Pacific Pharma dated August 14, 2007).

SCHEDULE 8

TO THE SHARE EXCHANGE AGREEMENT

AMONG UPSTREAM BIOSCIENCES INC., PACIFIC PHARMA TECHNOLOGIES INC. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE

SHARE EXCHANGE AGREEMENT

PACIFIC PHARMA CONSULTING AGREEMENTS AND ARRANGEMENTS

Nil.

SCHEDULE 9

TO THE SHARE EXCHANGE AGREEMENT

AMONG UPSTREAM BIOSCIENCES INC., PACIFIC PHARMA TECHNOLOGIES INC. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE

SHARE EXCHANGE AGREEMENT

ESCROW AGREEMENT

Agreement among Upstream, Clark Wilson LLP as escrow agent, Inventor and Morrison whereby the Upstream Shares are held in escrow by the escrow agent and released in accordance with the terms of the escrow agreement.

SCHEDULE 10

TO THE SHARE EXCHANGE AGREEMENT

AMONG UPSTREAM BIOSCIENCES INC., PACIFIC PHARMA TECHNOLOGIES INC. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE

SHARE EXCHANGE AGREEMENT

POST-CLOSING COVENANTS OF UPSTREAM

Section 11.1

Following Closing, Upstream covenants and agrees to:

(1)          Spend a minimum of $50,000 each on additional malaria and cryptosporidiosis testing on or before 12 months from the Closing Date as outlined in Schedule 13 and 14, respectively ($100,000 total).

(2)          Spend a minimum of $50,000 on testing and complete a follow-on work program for cancer specific applications on or before 24 months from the Closing Date in accordance with Schedule 15.

As described above, Upstream commits to spending $50,000 on testing for each of malaria, cryptosporidium and cancer for a total of $150,000. Such expenditures shall be to bona fide arms-length third parties and exclude Upstream administration and overhead charges. Testing on malaria and cryptosporidium shall commence within 12 months of this Agreement and at least the $100,000 testing budget shall have been fully spent by December 31, 2010. Testing on cancer shall commence within 24 months of this Agreement and at least the $50,000 testing budget shall have been fully spent by December 31, 2011. Failure to incur such expenditures within the time periods identified here shall immediately trigger the largest Contingent Payment by Upstream to Morrison for each application for which test funds have not been fully incurred as described here.

SCHEDULE 11

TO THE SHARE EXCHANGE AGREEMENT

AMONG UPSTREAM BIOSCIENCES INC., PACIFIC PHARMA TECHNOLOGIES INC. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE

SHARE EXCHANGE AGREEMENT

NON-COMPETITION AGREEMENT (DR. ARTEM CHERKASOV)

Agreement between Upstream and Inventor whereby, as partial consideration for entering into the Agreement, Inventor agrees not to compete with the business of Upstream on a world-wide basis for a period of three years following the events set out in the non-competition agreement.

SCHEDULE 12

TO THE SHARE EXCHANGE AGREEMENT

AMONG UPSTREAM BIOSCIENCES INC., PACIFIC PHARMA TECHNOLOGIES INC. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE

SHARE EXCHANGE AGREEMENT

NON-COMPETITION AGREEMENT (GARY MORRISON)

Agreement between Upstream and Morrison whereby, as partial consideration for entering into the Agreement, Morrison agrees not to compete with the business of Upstream on a world-wide basis for a period of three years following the events set out in the non-competition agreement.

SCHEDULE 13

TO THE SHARE EXCHANGE AGREEMENT

AMONG UPSTREAM BIOSCIENCES INC., PACIFIC PHARMA TECHNOLOGIES INC. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE

SHARE EXCHANGE AGREEMENT

PRELIMINARY MALARIA TESTING PROTOCOL

Testing protocol for malaria, including the types of compounds, the test lab, target species, screening assays, no freezing requirement, monitoring, length of testing, triplicate testing, control culture, initial and secondary tests and test score.

SCHEDULE 14

TO THE SHARE EXCHANGE AGREEMENT

AMONG UPSTREAM BIOSCIENCES INC., PACIFIC PHARMA TECHNOLOGIES INC. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE

SHARE EXCHANGE AGREEMENT

PRELIMINARY CRYPTOSPORIDIUM TESTING PROTOCOL

This protocol is draft and may be updated/changed based upon feedback from the test lab. However it is generally accurate and forms the basis for test planning. This cryptosporidium testing protocol shall be modified appropriately to consider issues like cryptosporidium’s incubation cycle and cell life. Preliminary cryptosporidium testing protocol includes compounds, test lab, target species, screening assay, no freezing requirements, monitoring, length of testing, triplicate testing, control culture, initial and secondary testing, and test scores.

SCHEDULE 15

TO THE SHARE EXCHANGE AGREEMENT

AMONG UPSTREAM BIOSCIENCES INC., PACIFIC PHARMA TECHNOLOGIES INC. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE

SHARE EXCHANGE AGREEMENT

PRELIMINARY ANTI-CANCER TESTING PROTOCOL

Generally based upon procedures described in the NCI DTP Human Tumor Cell Line Screen test found at web site:

http://dtp.nci.nih.gov/branches/btb/ivclsp.html

The GI50 score for each compound (as generally calculated below) as measured in micromolars shall be used to determine the Test Score of any compound tested. Preliminary anti-cancer testing protocol includes requirements for process, methodology of the in vitro cancer screen, and test score.

SCHEDULE 16

TO THE SHARE EXCHANGE AGREEMENT

AMONG UPSTREAM BIOSCIENCES INC., PACIFIC PHARMA TECHNOLOGIES INC. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE

SHARE EXCHANGE AGREEMENT

DEFINITION OF PPT TECHNOLOGY, OPTIMIZATION

AND DERIVATIVES AND ANALOGS

For the purposes of the Agreement, a summary of “PPT Technology” refers to a variety of technologies, including one of the provisional patent applications filed by Upstream (“the PPT Patent”), the twenty five chemical scaffolds listed in the PPT Patent and derivatives and analogs developed therefrom, that are useful for treatment of leishmaniasis and/or trepanosomiasis and/or malaria and/or cryptosporidium and/or cancer, the eighty two synthetic marine alkaloid derived compounds and analogs developed therefrom, that are useful for treatment of leishmaniasis and/or trepanosomiasis and/or malaria and/or cryptosporidium and/or cancer, all pharmaceutical compositions comprising a pharmaceutically acceptable carrier or excipient and a compound, all methods of treating leishmaniasis and/or trepanosomiasis and/or malaria and/or cryptosporidium and/or cancer, comprising administering to an individual in need of such a treatment a therapeutically effective amount of a compound, the Optimizations, and Derivatives and Analogs.

“Optimization” shall mean any optimization of the subject matter claimed in the PPT Patent.

“Derivatives and Analogs” shall include but not be limited to analogs and derivatives of the scaffolds listed in the PTT Patent.

SCHEDULE 17

TO THE SHARE EXCHANGE AGREEMENT

AMONG UPSTREAM BIOSCIENCES INC., PACIFIC PHARMA TECHNOLOGIES INC. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE

SHARE EXCHANGE AGREEMENT

PERFORMANCE ESCROW AGREEMENT

Agreement among Upstream, Clark Wilson LLP as escrow agent, Inventor and Morrison whereby the Contingent Shares, and common shares of Upstream issuable pursuant to the Consulting Agreement are held in escrow by the escrow agent and released upon the achievement of certain milestones in accordance with the terms of the performance escrow agreement.

SCHEDULE 18

TO THE SHARE EXCHANGE AGREEMENT

AMONG UPSTREAM BIOSCIENCES INC., PACIFIC PHARMA TECHNOLOGIES INC. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE

SHARE EXCHANGE AGREEMENT

INVENTOR’S CONSULTING AGREEMENT

Consulting agreement between Upstream and the Inventor whereby the Inventor agrees to provide consulting services on a going-forward basis in partial consideration for the issuance of 125,000 common shares in the capital of Upstream that are held in escrow in accordance with the terms of the Performance Escrow Agreement.

SCHEDULE 19

TO THE SHARE EXCHANGE AGREEMENT

AMONG UPSTREAM BIOSCIENCES INC., PACIFIC PHARMA TECHNOLOGIES INC. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE

SHARE EXCHANGE AGREEMENT

COMPOUNDS SATISFYING THP-1 TEST AT UBC

This list includes all compound codes of compounds satisfying the THP-1 test at UBC labs (as well as the compounds not tested by UBC which may satisfy such tests in future).

CW1385884.1